As filed with the Securities and Exchange Commission on April 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WESTWOOD HOLDINGS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2969997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Crescent Court, Suite 1200 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

SHARE AWARD PLAN OF WESTWOOD HOLDINGS GROUP, INC.

FOR SERVICE PROVIDED IN CANADA TO ITS SUBSIDIARIES

(Full title of the plan)

Brian O. Casey

Chief Executive Officer

Westwood Holdings Group, Inc.

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Name and address of agent for service)

(214) 756-6900

(Telephone number, including area code, of agent for service)

Copies to:

Glen Hettinger

Fulbright & Jaworski L.L.P.

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201

Telephone: (214) 855-8000

Facsimile: (214) 855-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock, $0.01 par value per share	$10,262,000	100%	$10,262,000	$1,399.74

(1)	Dollar amounts reflect Canadian Dollars-to-United States Dollars conversion, using the exchange rate on April 17, 2013.
(2)	Calculated in accordance with Rule 457(o) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*	Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by Westwood Holdings Group, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

1.	Annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 28, 2013;

2.	Quarterly report on Form 10-Q for the quarterly period ended March 31, 2013, filed with the Commission on April 18, 2013;

3.	Current reports on Form 8-K filed with the Commission on February 7, 2013 and March 11, 2013; and

4.	The description of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), contained in the Registrant’s Registration Statement on Form 10 (Amendment No. 5) filed with the Commission on June 6, 2002.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Securities and Exchange Commission pursuant to Items 2.02, 7.01 or 9.01 of Form S-K.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Delaware General Corporation Law

Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”), empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and that a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

Amended and Restated Certificate of Incorporation, as Amended

The Registrant’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”), provides that the Registrant’s directors are not personally liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as directors to the fullest extent permitted by Delaware law. Existing Delaware law permits the elimination or limitation of directors’ personal liability to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders;

•	for acts or occasions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock purchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the Registrant’s directors, in addition to the limitation on personal liability provided in the Certificate of Incorporation will be limited to the fullest extent permitted by the DGCL. Further, if such provision of the Certificate of Incorporation is repealed or modified by the Registrant’s stockholders, such repeal or modification will be prospective only, and will not adversely affect any limitation on the personal liability of directors arising from an act or omission occurring prior to the time of such repeal or modification.

Amended and Restated Bylaws

The Registrant’s amended and restated bylaws provide that the Registrant will indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding to the fullest extent permitted by Delaware law by reason of the fact that the person is or was (i) a director or officer or (ii) serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant may also pay the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware law.

Insurance

The Registrant has obtained a directors’ and officers’ liability insurance policy insuring the directors and officers of the Registrant against certain losses resulting from wrongful acts committed by them as directors and officers of the Registrant, including liabilities arising under the Securities Act.

The foregoing summaries of the DGCL, the Certificate of Incorporation and the Registrant’s amended and restated bylaws are qualified in their entirety by reference to the relevant provisions of the DGCL, the Certificate of Incorporation and the Registrant’s amended and restated bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

No original issue shares of Common Stock will be made available by the Registrant for acquisition by plan participants, and accordingly, in accordance with Item 8(a) of Form S-8, no opinion as to the legality of the shares is included in this filing.

Exhibit Number		Description of Exhibit
4.1		Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc. (incorporated by reference from Amendment No. 2 to the Registration Statement on Form 10/A filed with the Commission on April 30, 2002)

4.1.1	—	First Amendment to Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc. (incorporated by reference from the Form 8-K filed with the Commission on May 7, 2008)

4.2	—	Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Form 8-K filed with the Commission on April 25, 2012)

4.3	—	Form of Certificate Evidencing Common Stock (incorporated by reference from Amendment No. 2 to the Registration Statement on Form 10/A filed with the Commission on April 30, 2002)

4.4*	—	Share Award Plan of Westwood Holdings Group, Inc. for Service provided in Canada to its Subsidiaries

23.1*	—	Consent of Grant Thornton LLP

24.1*	—	Power of Attorney (included in the signature page to this Registration Statement)

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 18, 2013.

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ Brian O. Casey
Brian O. Casey
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Brian O. Casey and Mark A. Wallace, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian O. Casey	President, Chief Executive Officer and Director	April 18, 2013
Brian O. Casey	(Principal Executive Officer)

/s/ Mark A. Wallace	Chief Financial Officer	April 18, 2013
Mark A. Wallace	(Principal Financial Officer)

/s/ Craig Whitten	Controller and Treasurer	April 18, 2013
Craig Whitten	(Principal Accounting Officer)

/s/ Susan M. Byrne	Chairman of the Board of Directors and Director	April 18, 2013
Susan M. Byrne

/s/ Richard M. Frank	Director	April 18, 2013
Richard M. Frank

Signature	Title	Date

/s/ Robert D. McTeer	Director	April 18, 2013
Robert D. McTeer

/s/ Geoffrey R. Norman	Director	April 18, 2013
Geoffrey R. Norman

/s/ Martin J. Weiland	Director	April 18, 2013
Martin J. Weiland

/s/ Raymond E. Woolridge	Director	April 18, 2013
Raymond E. Woolridge

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
4.1		Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc. (incorporated by reference from Amendment No. 2 to the Registration Statement on Form 10/A filed with the Commission on April 30, 2002)

4.1.1	—	First Amendment to Amended and Restated Certificate of Incorporation of Westwood Holdings Group, Inc. (incorporated by reference from the Form 8-K filed with the Commission on May 7, 2008)

4.2	—	Amended and Restated Bylaws of Westwood Holdings Group, Inc. (incorporated by reference from the Form 8-K filed with the Commission on April 25, 2012)

4.3	—	Form of Certificate Evidencing Common Stock (incorporated by reference from Amendment No. 2 to the Registration Statement on Form 10/A filed with the Commission on April 30, 2002)

4.4*	—	Share Award Plan of Westwood Holdings Group, Inc. for Service provided in Canada to its Subsidiaries

23.1*	—	Consent of Grant Thornton LLP

24.1*	—	Power of Attorney (included in the signature page to this Registration Statement)

*	Filed herewith.